ROSS MILLER
Secretary of State 206 North Carson Street, Carson City, Nevada 89701-4299 (775)664 5708 Website: nvsos.gov
	Filed in the office of	Document Number
20080685075-71
Filing Date and Time 10/16/2008 10:23 AM
Ross Miller Secretary of State State of Nevada
Entity Number E0657452008-8
Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)

  USE BLACK INK ONLY - DO NOT HIGHLIGHT                                                                                       ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Oreon Rental Corporation

2. Registered Agent for	☒ Commeroial Registered Agent:			Business Filings Incorporated
Service of Process:				Name
(check only one box)	☐ Noncommercial Registered Agent		OR	☐ Office or Position with Entity
	(name and address below)			(name and address below)

Name of Noncommercial Registered Agent OR Name of Title of office or other Position with Entity
Nevada
	Street Address			City		Zip Code
Nevada
	Mailing Address (If different from street address)			City		Zip Code

3. Authorized Stock: (number of shares corporation is	Number of shares with	Par value			Number of shares without par
authorized to Issue)	per value 2,000	per share:		$$0.01	value:

4. Names and Addresses of	1)	Dzvenyslava Protskiv
the Board of Directors/Trustees:	Name
(each Director/Trustee must	Steryi Rynok 1, #41			Ternopil	Ukraine	282001
be a natural person at least 18	street Address			City	state	Zip Code
years of age: attach additional	2)
page if more than two	Name
directors/trustees)
	Street Address			city	state	zip Code

5. Purpose: (optional;	The purpose of the corporation shall be:
see instructions)	To engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of NRS.

6. Name, Address and	The Nevada Company
Signature of Incorporator:	Name,	Incorporator signature Mark Williams A.V.P.
(attach additional page if more	8040 Excelsior Drive, Suite 200	Madison			WI	53717
than one Incorporator)	Address	City			State	Zip Code

7. Certificate of Acceptance	I hereby accept appointment as Registered Agent for the above named Entity.
of Appointment of Registered Agent;				Mark Wiliams. A.V.P.	October 15,2008
	Authorized signature of Registered Agent or On Behalf of Registered Agent Entity				Date

Nevada Secretary of State NRS 78 Articles
This form must be accompanied by appropriate fees.	Revised on 7-1-08

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that OREON RENTAL CORPORATION, did on October 16, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on October 22, 2008.

Certified By: Raejean Wilson
Certificate Number: C20081017-1474

ROSS MILLER
Secretary of State